Exhibit 32.1
Certifications of the Chief Executive Officer and
Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of H&E Equipment Services, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Engquist, President and Chief Executive Officer of the Company, and Leslie S. Magee, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 5, 2008	By:	/s/ John M. Engquist
John M. Engquist
President and Chief Executive Officer (Principal Executive Officer)

Dated: March 5, 2008	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer (Principal Financial Officer)